Exhibit 99.2

POWER OF ATTORNEY

I, Staci Wilks, hereby confirm that I have authorized and designated Matt Wilks to execute and file on my behalf all SEC forms (including any amendments thereto) that I may be required to file with the United States Securities and Exchange Commission and to perform any other actions in connection with the above, as a result of my position with, or my ownership of, or transaction in securities of, any of the entities listed in the attached Schedule “A”. The authority of such individual under this Statement shall continue for as long as I am required to file such forms, unless earlier terminated by my delivery of a written revocation of this authorization to Matt Wilks. I hereby acknowledge that such individual is not assuming any of my responsibilities to comply with any of the requirements of the Securities Exchange Act of 1934.

/s/ Staci Wilks
By: Staci Wilks
Date: 10/25/20

Schedule A

LIST OF ENTITIES

1.	*

2.	ProPetro Holding Corp.

3.	*

4.	*

5.	*

6.	*

7.	*

8.	*

9.	*

* Issuer redacted.